ICC25-IRA(11/25) 1 PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT Annuity Number: Effective Date: Owner: This Endorsement is made a part of your Annuity. Your Annuity is amended at your request so that it may qualify as an Individual Retirement Annuity (“IRA”) under section 408 of the Internal Revenue Code, as amended (the “Code”). If the terms of this Endorsement conflict with the Annuity (including any schedules, endorsements, riders or amendments that are made a part of your Annuity), the provisions of this Endorsement shall control. This Endorsement contains numerous references to various sections of the Code and Treasury Regulations. Such references are subject to change and this Endorsement will follow the most current guidelines. Capitalized terms are as defined in the Annuity or this Endorsement. Any reference to specific limits, definitions, or tables under the Code or Treasury Regulations shall include any applicable successor or replacement limits, definitions, or tables. We may amend your Annuity or this Endorsement to comply with applicable tax requirements. Your consent to any such changes will be sought only if required by the state in which the Annuity was issued. You must comply with applicable tax changes to Your Annuity or this Endorsement to prevent the loss of the advantages of tax deferral and to avoid tax penalties. Should you not consent to such changes, you may not continue the Annuity as an IRA. This Endorsement supersedes any previous IRA Endorsement that may have been provided with your Annuity. Your Annuity and this Endorsement do not constitute a plan document. Should you exercise the Right to Cancel provision of your Annuity within seven (7) days after you receive your Annuity, you will receive a refund. The refund will be equal to the greater of: (1) a full refund of the Purchase Payment and (2) the current Account Value of the Annuity. After seven (7) days, the terms of your right to cancel will revert back to the terms of the Right to Cancel provision of your Annuity. Please refer to the Right to Cancel provision of your Annuity for additional information. Exclusive Benefit – The Annuity is established for the exclusive benefit of you and any beneficiary. Designated Beneficiary – Designated Beneficiary is any individual designated as a beneficiary by you. This term will be interpreted consistently with Code section 401(a)(9)(E) and any applicable regulations. Eligible Designated Beneficiary – The term Eligible Designated Beneficiary means any Designated Beneficiary who is — (A) the surviving Spouse of the Owner, (B) a child of the Owner who has not reached the age of majority (which is age 21, unless otherwise provided by federal tax law), (C) disabled (within the meaning of Code section 72(m)(7)), (D) a chronically ill individual (within the meaning of Code section 7702B(c)(2), except that the requirements of subparagraph (A)(i) thereof shall be treated as met only if there is a certification that, as of such date, the period of inability described in such subparagraph with respect to the individual is an indefinite one which is reasonably expected to be lengthy in nature), or (E) an individual not described in any of the preceding clauses who is not more than 10 years younger than the Owner. Except as otherwise provided by federal tax law, the determination of whether a Designated Beneficiary is an Eligible Designated Beneficiary shall be made as of the date of death of the Owner. Subject to

ICC25-IRA(11/25) 2 Code Section 401(a)(9)(F), an individual described in clause (B) above shall cease to be an Eligible Designated Beneficiary as of the date the individual reaches the age of majority. Owner – Except where otherwise indicated or required by law, references to “you” or “your” in this Endorsement shall be understood to mean the IRA Owner or a surviving Spouse who elects to treat the Annuity as his or her own IRA for federal tax purposes. Prohibition of Loans – Loans are not available. Any loan provision of your Annuity of which this Endorsement is made a part is hereby deleted. Required Beginning Date – The first day of April following the calendar year in which you attain the Applicable Age. Applicable Age – Unless otherwise provided by federal tax law, the Applicable Age is defined in Code Section 401(a)(9)(C) and summarized in the table below: If you were born… Your Applicable Age is… Before July 1, 1949 70½ After June 30, 1949 and before 1951 72 After 1950 and before 1960 73 In 1960 or later 75 Code and Other Restrictions: 1. Restrictions on Designations – The “IRA Owner” is an individual who is the sole Owner, the Annuitant, and a measuring life. These designations may not be changed except as permitted by law. The IRA Owner may name a Contingent Annuitant only where the Contingent Annuitant is also the Designated Beneficiary. 2. Nontransferability – This Annuity may not be sold, transferred, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than The Pruco Life Insurance Company. This Annuity is not transferable. The requirements of this paragraph shall not be deemed to preclude a transfer to a Spouse or former Spouse under a divorce or separation instrument. 3. Nonforfeitability – Your entire interest in the Annuity, and that of any Beneficiary following your death, may not be forfeited. 4. Annuity Option – If you choose an annuity option, it must provide payments that will at least equal the required minimum distributions under the Code (“Minimum Distributions”). The distribution period chosen cannot exceed the periods permitted under the Code and specified in section 1.401(a)(9)-6 of the Treasury Regulations. After the IRA Owner’s death, all payments made under an annuity option providing payments based on joint lives must be made to the surviving measuring life while the surviving measuring life is alive. Contributions 1. Maximum Permissible Amount – A contribution permitted under the Annuity (“Contribution”) is an amount paid to us in cash which, except as noted below, does not exceed the limit under Code section 219(b)(1). For any taxable year beginning in 2025 and years thereafter, the limit is $7,000. After 2025, the limit may be adjusted by the Secretary of the Treasury for cost-of-living increases under Code section 219(b)(5)(C). Such adjustments will be made in multiples of $500. A Contribution in the form of a non-taxable transfer from an individual retirement plan under Code section 7701(a)(37), a Contribution in the form a rollover as described in Code section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16), or a Contribution made in accordance with the terms of a Simplified Employee Pension under Code section 408(k), is not subject to the contribution limits described above. No contributions will be accepted under a SIMPLE IRA plan established by any

ICC25-IRA(11/25) 3 employer pursuant to section 408(p) of the Code. Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan. In the case of an individual who is 50 or older, the annual cash contribution limit is increased by $1,000 for any taxable year beginning in 2006 and years thereafter. Beginning after 2023, this additional Contribution limit may be adjusted by the Secretary of the Treasury for cost-of-living increases. In addition to the amounts described above, an individual may make contributions (if permitted under the contract and our administrative practices) that are specifically authorized by statute – such as a repayment of a qualified reservist distribution described in Code section 72(t)(2)(G) during the 2-year period beginning on the day after the end of the active duty period, a repayment of certain plan distributions made on account of a federally declared disaster, and other distribution repayments permitted under applicable federal tax law. You shall have the sole responsibility for determining whether any contribution satisfies applicable income tax requirements. 2. Inherited IRA – If this Annuity is an inherited IRA within the meaning of Code section 408(d)(3)(C), a Contribution must be in the form of a direct rollover from an eligible retirement plan of a deceased employee that is permitted under Code section 402(c)(11), or a direct transfer from an IRA of a deceased individual. 3. Refund of Contributions – Any refund of Contributions (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of future contributions or the purchase of additional benefits. 4. No Fixed Premiums – The premiums under the Annuity are not fixed. Distributions 1. Required Minimum Distributions in General – Minimum Distributions must be made in accordance with the requirements of Code sections 408(b)(3) and 401(a)(9) and the corresponding Treasury Regulations, the provisions of which are incorporated herein by reference. We calculate Minimum Distributions only with respect to this Annuity. You may elect to have the Minimum Distribution paid out monthly, quarterly, semi-annually or annually. Each amount withdrawn as a Minimum Distribution prior to the date annuity payments commence will be taken from your Account Value per your instructions. Your selection may be subject to any investment and/or withdrawal limitations applicable to any benefit or program in which you participate under the Annuity. No Contingent Deferred Sales Charge is assessed against amounts withdrawn as part of a program designed to distribute Minimum Distributions over your life or life expectancy, but only to the extent of the Minimum Distribution required to be distributed with respect to your Annuity at the time it is taken. The Contingent Deferred Sales Charge may apply to additional amounts withdrawn to meet Minimum Distribution requirements in relation to other retirement programs you may maintain. Amounts withdrawn as Minimum Distributions prior to the date annuity payments commence are considered to come first from the amounts available as a free withdrawal as of the date of the yearly calculation of the Minimum Distribution amount. Minimum Distributions over that amount to meet the requirements based on your Annuity are not deemed to be a liquidation of Purchase Payments.

ICC25-IRA(11/25) 4 2. Required Minimum Distributions During the Owner’s Lifetime (a) Prior to the Required Beginning Date, you may elect to have the balance in the Annuity distributed under one of the following methods or any other method we may make available at such time that meets the requirements of the Code and the underlying regulations: (i) a lump sum payment; (ii) payments over your life; (iii) payments over your life and the life of a Designated Beneficiary; (iv) payments over a specified period that may not be longer than your life expectancy; or (v) payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and the Designated Beneficiary. (b) If you are alive on your Required Beginning Date, your entire interest must (1) be distributed in a lump sum or (2) commence to be distributed over (a) your life or the lives of you and your Designated Beneficiary or (b) a period not extending beyond your life expectancy or the joint and last survivor expectancy of you and your Designated Beneficiary. If this is an inherited IRA within the meaning of Code section 408(d)(3)(C), or if this IRA is maintained for a Designated Beneficiary who is your surviving Spouse and who has not elected to treat this IRA as their own IRA, this paragraph 2(b) and the following paragraph 2(c) do not apply. (c) Prior to the date that annuity payments commence, the amount to be distributed for each calendar year, beginning with the calendar year in which you attain the Applicable Age and continuing through the calendar year of your death, must not be less than the quotient obtained by dividing the entire interest under the IRA as of the end of the preceding year by the distribution period in the Uniform Lifetime Table in Section 1.401(a)(9)-9 of the Treasury Regulations, using your age as of your birthday in the applicable year. However, if the sole Designated Beneficiary of the IRA is your surviving Spouse and such Spouse is more than 10 years younger than you, you may elect to have the distribution period determined under the Joint and Last Survivor Table in section 1.401(a)(9)-9, using the ages as of your and your Spouse’s birthdays in the applicable year. (d) If distributions are made in the form of an annuity, the distribution periods described in paragraph 2(b) above cannot exceed the periods specified in section 1.401(a)(9)-6 of the Treasury Regulations and the annuity payments must otherwise comply with the requirements of that section. (See paragraph 4 for other special rules for annuities.) (e) To the extent permitted by federal tax law, you may take a Minimum Distribution with respect to this Annuity (other than a distribution made under this Annuity in the form of annuity) from any one or more IRAs that you hold as the owner. 3. Required Minimum Distributions Upon the Death of the Owner (a) In General. If you die before your entire interest in the Annuity has been distributed, the remaining entire interest in the Annuity must be distributed in accordance with a distribution method that (1) we make available, and (2) satisfies applicable federal tax law requirements. We may limit the distribution methods we make available, based on our administrative procedures. (b) Death Before Required Beginning Date. If you die before your Required Beginning Date, then, to the extent required by Code sections 408 and 401(a)(9) and the Treasury Regulations thereunder, your entire interest in the Annuity must be distributed at least as rapidly as follows: (i) If the beneficiary is not a Designated Beneficiary, the entire interest must be distributed by the end of the calendar year containing the fifth anniversary of your death. (ii) If the beneficiary is a Designated Beneficiary but is not an Eligible Designated Beneficiary, the entire interest must be distributed by the end of the calendar year containing the tenth anniversary of your death.

ICC25-IRA(11/25) 5 (iii) If the beneficiary is an Eligible Designated Beneficiary, the entire interest must be distributed: (A) if elected, over the life of such Eligible Designated Beneficiary, or over a period not extending beyond the life expectancy of such Eligible Designated Beneficiary, with distributions starting no later than: (I) the end of the calendar year following the calendar year of your death, or (II) if later, the date you would have attained the Applicable Age or such later date provided under federal tax law, provided that the Eligible Designated Beneficiary is your surviving Spouse and, to the extent required by Code section 401(a)(9)(B)(iv), such Spouse makes (or is deemed to have made) an election for this rule to apply; or (B) by the end of the calendar year containing the tenth anniversary of your death. The election described in clause (A) above is subject to any applicable federal income tax requirements regarding the timing of the election. (iv) Additional rules. The following additional rules apply to an Eligible Designated Beneficiary to the extent required by Code sections 408 and 401(a)(9) and the Treasury Regulations thereunder: (A) If distributions under paragraph 3(b)(iii)(A) above are made for a year in a form other than as annuity payments, the total distributions for such year must not be less than the quotient obtained by dividing the entire interest in the IRA as of the end of the preceding year by the applicable denominator determined under the Treasury Regulations. See paragraph 3(e) below for how the applicable denominator is determined. If distributions commence in the form of annuity payments, see paragraph 4 below for additional rules. (B) If an Eligible Designated Beneficiary dies before the portion of your interest to which paragraph 3(b)(iii)(A) applies is entirely distributed, the remainder of such portion must continue to be distributed pursuant to that paragraph, but the entire remaining interest also must be fully distributed by the earlier of (x) the end of the calendar year containing the tenth anniversary of the Eligible Designated Beneficiary’s death or, (y) in the case of a beneficiary who is an Eligible Designated Beneficiary solely by virtue of being your minor child, the end of the calendar year in which such beneficiary attains age 31. (C) If the Eligible Designated Beneficiary is your surviving Spouse and he or she dies before distributions to such Spouse under paragraph 3(b)(iii)(A)(II) begin, this paragraph 3(b) shall be applied as if the surviving Spouse were the Owner. (c) Death On or After Required Beginning Date. If you die on or after your Required Beginning Date, then, to the extent required by Code sections 408 and 401(a)(9) and the Treasury Regulations thereunder, the entire interest in the IRA – (i) must be distributed at least as rapidly as the method of distribution being used under Code section 401(a)(9)(A)(ii) as of the date of your death, and (ii) must be completely distributed by: (A) the end of the calendar year containing the tenth anniversary of your death, if the beneficiary is a Designated Beneficiary but not an Eligible Designated Beneficiary, or

ICC25-IRA(11/25) 6 (B) the end of the calendar year containing the tenth anniversary of the beneficiary’s death, if the beneficiary is an Eligible Designated Beneficiary, or (C) if the beneficiary is an Eligible Designated Beneficiary solely by virtue of being your minor child, the end of the calendar year containing the tenth anniversary of the earlier of (x) the date the beneficiary reaches age 21 or (y) the date of the beneficiary’s death. If the beneficiary is not a Designated Beneficiary, this paragraph 3(c)(ii) does not apply and distributions must comply only with paragraph 3(c)(i) above. (iii) To the extent that distributions are required to be made in a year pursuant to paragraph 3(c)(i) above – (A) if such distributions are made in a form other than annuity payments, they must not be less than the quotient obtained by dividing the entire interest in the IRA as of the end of the preceding year by the applicable denominator provided under the Treasury Regulations. See paragraph 3(e) below for how the applicable denominator is determined. (B) if annuity payments commenced during your life, those payments generally will continue after your death under the annuity option that is in effect, subject to the requirements in paragraph 3(c)(ii) above, if applicable. (d) Application of paragraphs 3(b) and 3(c). Except as otherwise provided under applicable federal tax law – (i) paragraphs 3(b) and 3(c) above apply to distributions with respect to an Owner who dies after December 31, 2019; (ii) if you died before January 1, 2020, and your Designated Beneficiary dies on or after such date, the entire remaining interest in the Annuity must be distributed as required by Code sections 408 and 401(a)(9) and the Treasury Regulations thereunder, as in effect prior to amendment by section 401 of Division O of the Further Consolidated Appropriations Act, 2020, Pub. L. No. 116-94 (the “Act”), the provisions of which are incorporated herein by reference, and in all events by the end of the calendar year containing the tenth anniversary of such Designated Beneficiary’s death; and (iii) if you and your Designated Beneficiary both died before January 1, 2020, the entire remaining interest in the Annuity must be distributed as required by Code sections 408 and 401(a)(9) and the Treasury Regulations thereunder, as in effect prior to amendment by section 401 of the Act. (e) Applicable Denominator. The applicable denominator for distributions after your death must be determined in accordance with the Treasury Regulations. If you die on or after your Required Beginning Date, the applicable denominator for any year is your life expectancy or, if there is a Designated Beneficiary, the longer of your life expectancy and the beneficiary’s life expectancy. If you die before your Required Beginning Date, the applicable denominator is the Eligible Designated Beneficiary’s life expectancy. For you and any non-Spouse beneficiary, life expectancy is determined using the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations. Your life expectancy is determined as of your birthday in the year of death and is reduced by one for each subsequent year. A non-Spouse beneficiary’s life expectancy is determined as of their birthday in the year after you died, then is reduced by one for each subsequent year. If distributions are being made to a surviving Spouse as your sole beneficiary, the Spouse’s life expectancy is determined using the Single Life Table or, if permitted by the Code and Treasury Regulations, the Uniform Lifetime Table in section 1.401(a)(9)-9 of the Treasury Regulations. In either case, the Spouse’s remaining life expectancy for a year is the number in the applicable table corresponding to their age on their birthday in that year. For distributions after such Spouse’s death, their life expectancy is determined using the Single Life Table and their age on

ICC25-IRA(11/25) 7 their birthday in the year they died, then is reduced by one for each subsequent year. If distributions are being made in the form of an annuity, life expectancy generally will not be recalculated. (f) The Minimum Distributions payable to a Designated Beneficiary from this IRA (other than a distribution made under this contract in the form of annuity) may be withdrawn from another IRA the beneficiary holds from the same decedent in accordance with section 1.408-8 of the Treasury Regulations. (g) Spousal Continuation. If your surviving Spouse is the sole beneficiary and has an unlimited right to withdraw amounts, such Spouse may elect to treat this Annuity as the Spouse’s own IRA. This election can be made by redesignating the Annuity in the name of the surviving Spouse as the Owner rather than as beneficiary. Alternatively, the surviving spouse who is eligible to make the election will be deemed to have made the election if such surviving Spouse makes a Contribution to the IRA or fails to take Minimum Distributions as a beneficiary. An election (including a deemed election) described in this paragraph may be subject to limits and other requirements under the Treasury Regulations, which are incorporated herein by reference. (h) Distribution Commencement Date. For purposes of paragraphs 3(b) and 3(c) above, required distributions are considered to commence on your Required Beginning Date or, if applicable, on the date distributions are required to begin to the surviving Spouse under paragraph 3(b)(iii)(A)(II) above. However, if distributions start prior to the applicable date in the preceding sentence in the form of annuity payments meeting the requirements of section 1.401(a)(9)-6 of the Treasury Regulations, then the annuity starting date is treated as the date that distributions were required to begin, to the extent provided in the Treasury Regulations. (i) More Rapid Distributions. We may require distributions to be made more rapidly than required under federal tax law. For example, we may require that such distributions occur immediately or within 5 years after the applicable death, without regard to whether federal tax law permits the distribution to be paid later. 4. Special rules for annuities – Unless otherwise provided under applicable federal tax law: (a) Distributions in the form of an annuity must satisfy the applicable requirements of section 1.401(a)(9)-6 of the Treasury Regulations, the provisions of which are herein incorporated by reference. (b) Distributions made in the form annuity payments must be made in periodic payments and the interval between payments for the annuity must be uniform over the entire distribution period and must not exceed one year. (c) Annuity payments must satisfy the minimum distribution incidental benefit requirements in section 1.401(a)(9)-6 of the Treasury Regulations. (d) Annuity payments must be nonincreasing or increase only as permitted by Code section 401(a)(9)(J) and section 1.401(a)(9)-6 of the Treasury Regulations or as otherwise permitted under applicable federal tax law. (e) If distributions (including distributions commencing on or before the Required Beginning Date while the individual is alive) are made in the form of an annuity, the first annuity payment must be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Similarly, in the case of distributions commencing after death in accordance with Code section 401(a)(9)(B)(iii) and (iv), the first payment, which must be made on or before the date determined under the applicable rule in section1.401(a)(9)-3 of the Income the Regulations, must be the payment which is required for one payment interval. Payment intervals are the periods for which payments are received, e.g., monthly, quarterly, semi-annually, or annually.

ICC25-IRA(11/25) 8 (f) If annuity payments commence after the date Minimum Distributions are required to commence (the Required Beginning Date in the case of distributions commencing before death, or the date determined under the applicable rule in section 1.401(a)(9)-3 of the Treasury Regulations in the case of distributions commencing after death), payments under the annuity, and distributions of any remaining account, must be made in accordance with the applicable rules in section 1.401(a)(9)-5 of the Treasury Regulations. (g) After annuity payments commence to you or a designated beneficiary, they may need to be modified (accelerated) following your death or the beneficiary’s death, if necessary, to comply with the Minimum Distribution requirements. In addition, we may limit or change the annuity payment options that are available under the Annuity, based on our current administrative procedures or to ensure that any distributions that would become payable under an annuity option after the death of you or your Designated Beneficiary will comply with such Minimum Distribution requirements without needing to modify the annuity payments after they begin. (h) If you are receiving annuity payments from an IRA and you also have other amounts in an IRA from which annuity payments are not being made, you may be able to use an optional aggregation rule in Sections 1.408-8(e)(1)(ii) and 1.401(a)(9)-5(a)(5)(iv) of the Treasury Regulations to determine your minimum distributions for the IRA(s) from which annuity payments are not being made. A similar rule may be available to your beneficiary after your death. If we calculate Minimum Distributions for you or your beneficiary as part of our administrative services, our calculations may not reflect this optional rule. You, or your beneficiary after your death, are solely responsible for determining whether and how the foregoing optional rule applies and, more generally, for applying the minimum distribution rules to your (or your beneficiary’s) specific situation. (i) Unless otherwise provided under applicable federal tax law, the “entire interest” in this IRA contract includes the amount of any outstanding rollover, transfer and recharacterization under section 1.408-8 of the Treasury Regulations. Also, prior to the date annuity payments commence, the “entire interest” under an annuity contract is the dollar amount credited to the individual or beneficiary under the contract plus the actuarial present value of any additional benefits (such as survivor benefits in excess of the dollar amount credited to the individual or beneficiary) that will be provided under the contract. Annual Reports – We shall furnish annual calendar year reports concerning the status of the IRA and such information concerning required Minimum Distributions as is prescribed by the Commissioner of Internal Revenue. PRUCO LIFE INSURANCE COMPANY [___________________________________] Secretary